REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 16, 2005, is made by and among iCurie, Inc., a Nevada corporation (the “Company”), the Purchasers and Placement Agents (each as defined below).

W I T N E S S E T H:

WHEREAS, the Company is offering (the “Offering”) an aggregate of up to 7,000,000 shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). Each share of the Series B Preferred Stock shall be initially convertible into 1 share of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, the Company desires to issue and sell to the persons listed on Schedule A-1 attached hereto (each a “Purchaser,” and collectively, the “Purchasers”), the shares of Series B Preferred Stock as set forth in a Subscription Agreement entered into or to be entered into by and between the Company and each Purchaser (the “Subscription Agreement”), together with warrants (“Investor Warrants”) to purchase Common Stock, each in such amounts as set forth on Schedule A-1;

WHEREAS, in connection with the Offering, the Company has engaged Bridgehead Group Limited and IndiGo Securities, LLC (the “Placement Agents”), and shall issue to the Placement Agents warrants (“Placement Agent Warrants”) exercisable to acquire shares of Series B Preferred Stock (the “Placement Agent Warrant Shares”) in the amounts set forth on Schedule A-2 attached hereto;

WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Subscription Agreement that the Company provide for the rights set forth in this Agreement; and

WHEREAS, certain terms used in this Agreement are defined in Section 3 hereof.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

1. Registration Rights.

1.1 Required Registration. The Company shall use its reasonable best efforts to accomplish the following:

(a) prepare and file with the “SEC” (as such term is hereafter defined) a registration statement on Form SB-2 or a successor small business form or another small business or other form selected by the Company that is available to the Company under the “Securities Act” (as such term is hereafter defined) which conforms with applicable rules and regulations (a “Required Registration Statement”) covering the “Registrable Securities” (as such term is hereafter defined), to permit the offer and re-sale from time to time of such Registrable Securities in accordance with the methods of distribution substantially in the form set forth on Schedule B hereto, by the date (the “Required Filing Date”) which is not more than six (6) months immediately following the effective date of the Company’s registration statement on Form SB-2, SEC File No. 333-127193; and

(b) keep such Required Registration Statement continuously effective for a period of two years after the Required Registration Statement first becomes effective (the “Effective Period”); provided, however, that the Company shall be under no obligation to maintain the effectiveness of the Required Registration Statement after such time as all Registrable Securities registered under the Required Registration Statement shall have been sold.

1.2 Demand Registration. In the event that all Registrable Securities are not registered pursuant to Section 1.1 at any time during the period beginning 270 days following the “Closing Date” (as defined in the Subscription Agreement) and ending one year after the Closing Date, Purchasers may request the registration of the Registrable Securities owned by such Purchasers (provided, that the Purchasers registering Registrable Securities in such registration (together with all other holders of Registrable Securities to be included in such registration) propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the registration statement with respect to such Registrable Securities) to the public of no less than the lesser of $500,000, or the remaining Registrable Securities). Upon receiving a request for registration pursuant to this Section 1.2, the Company shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and (ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder in the group of holders joining in such request as is specified in a written request given within fifteen (15) days after the holder’s receipt of such written notice from the Company. Under no circumstances shall the Company be required to effectuate more than two (2) registrations pursuant to this Section 1.2.

1.3 Current Public Information. The Company covenants that it will use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of a holder of Registrable Securities (each a “Designated Holder” and collectively, the “Designated Holders”), deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

1.4 Form S-3 Registration. In the event all Registrable Securities are not registered pursuant to Section 1.1 during the period beginning 270 days following the Closing Date and ending one year after the Closing Date, and if the Company is eligible to use Form S-3 under the Securities Act (or any similar successor form) and shall receive from a Purchaser or its permitted transferees (the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on such Form S-3, including, without limitation, pursuant to Rule 415 of the Securities Act and any related qualification or compliance with respect to all or part of the Registrable Securities owned by the S-3 Initiating Holders or their permitted transferees (provided, that the S-3 Initiating Holders registering Registrable Securities in such registration (together with all other holders of Registrable Securities to be included in such registration) propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of no less than the lesser of $500,000 or the remaining Registrable Securities), the Company shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and (ii) as soon as practicable, use reasonable best efforts to file and effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder in the group of holders joining in such request as is specified in a written request given within fifteen (15) days after the holder’s receipt of such written notice from the Company.

1.5 Piggyback Registrations.

(a) Right to Piggyback. In the event any Registrable Securities shall not have been registered pursuant to Section 1.1 within 270 days following the Closing Date, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration pursuant to Section 1.4 or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than fifteen (15) days before the anticipated filing date) to all holders of Registrable Securities, and such notice shall describe the proposed registration and distribution and offer to all holders of Registrable Securities the opportunity to register the number of Registrable Securities as each such holder may request. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the holders’ receipt of the Company’s notice (a “Piggyback Registration”).

(b) Reasonable Efforts. The Company shall use all reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.

(c) Withdrawal. Any Designated Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 1.5 by giving written notice to the Company of its request to withdraw; provided, that in the event of such withdrawal (other than pursuant to Section 1.5(e) hereof, the Company shall not be required to reimburse such holder for the fees and expenses referred to in Section 1.7(t) hereof incurred by or on behalf of such holder prior to such withdrawal, unless such withdrawal was due to a material adverse change to the Company. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.

(d) Priority in Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such primary or secondary offering (the “Company Offering Quantity”), then the Company will include in such registration securities in the following priority:

(i) First, the Company will include the securities the Company proposes to sell.

(ii) Second, the Company will include all Registrable Securities requested to be included by any Designated Holder, and if the number of such Designated Holders’ securities exceeds the Company Offering Quantity, then the Company shall include only each such requesting Designated Holders’ pro rata share of the shares available for registration by the Purchaser, based on the amount of securities held by such holder, on an as converted basis.

(iii) Third, the Company will include other securities of the Company proposed to be included in the registration.

(e) Cutback. If, as a result of the proration provisions of this Section 1.5, any Designated Holders shall not be entitled to include all Registrable Securities in a Piggyback Registration that such Designated Holders has requested to be included, such holder may elect to withdraw his request to include Registrable Securities in such registration but the Company shall be required to reimburse such holder for the fees and expenses referred to in Section 1.7(t) hereof incurred by such holder prior to such withdrawal.

1.6 Holdback Agreements.

(a) To the extent not inconsistent with applicable law, in connection with a public offering of securities of the Company, upon the request of the Company or the underwriter, in the case of an underwritten public offering, the underwriters managing such underwritten offering of the Company’s securities, each holder of Registrable Securities who owns at least five percent (5%) of the outstanding capital stock of the Company on an “as-converted” basis or is an officer or director of the Company will not effect any public sale or distribution (other than those included in the registration) of any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the fourteen (14) days prior to and the one hundred eighty (180) day period beginning on such effective date, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree to a shorter period of time.

(b) The Company shall have the right at any time to require that the Designated Holders of Registrable Securities suspend further open market offers and sales of Registrable Securities pursuant to a Registration Statement filed hereunder for a total of no more than sixty (60) calendar days in any twelve (12) month period, but only if the Company reasonably concludes, after consultation with outside legal counsel, that failure to suspend the use of the Registration Statement as such would create a material liability or violation under applicable securities laws or regulations. The Company will give the Designated Holders notice of any such suspension and will use all reasonable best efforts to minimize the length of such suspension.

1.7 Registration Procedures. Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company will use reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the SEC on any small business (or other form if the Company does not then qualify for use of small business forms) form, if not so otherwise provided for, for which the Company qualifies, as soon as practicable after the end of the period within which requests for registration may be given to the Company, a Registration Statement with respect to the offer and sale of such Registrable Securities and thereafter use reasonable best efforts to cause such Registration Statement to become effective and remain effective until the completion of the distribution contemplated thereby or the required time period under this Agreement, whichever is shorter (and before filing such Registration Statement, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such Registration Statement copies of all such documents proposed to be filed); provided, however, that the Company may postpone for not more than sixty (60) calendar days the filing or effectiveness of any registration statement required pursuant to this Agreement other than a Required Registration Statement required to be filed pursuant to Section 1.1 of this Agreement, if the Board of Directors, in its good faith judgment, determines that such registration could reasonably be expected to have a material adverse effect on the Company and its stockholders for any reason including, but not limited to, any proposal or plan by the Company to engage in any acquisition or sale of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction then under consideration (in which event, the Designated Holders shall be entitled to withdraw such request, and if such request is withdrawn such registration will not count as a registration statement pursuant to this Agreement) by delivering written notice to the Designated Holders who requested inclusion of Registrable Securities in such Registration Statement of its determination to postpone such Registration Statement; provided, further, that the Company shall not disclose any information that could be deemed material non-public information to any holder of Registrable Securities included in a Registration Statement that is subject to such postponement;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period provided for in the applicable Section above, or if not so provided, for a period of twelve (12) months (for a registration pursuant to Rule 415 of the Securities Act) or, if such Registration Statement relates to an underwritten offering, such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement. In the event the Company shall give any notice pursuant to Section 1.6(b), the applicable time period mentioned in this Section 1.7(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.6(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.7(e);

(c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a “Changing Event”) as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a “Correction Event”) a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on The Nasdaq Stock Market or the Nasdaq SmallCap trading system or the Nasdaq OTC Bulletin Board;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including underwriting agreements in customary form with any underwriter, if any is selected by the Company) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by an underwriter, if any, provided that any underwriter shall have been selected by the Company;

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(j) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector (as defined below) with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control, and the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC;

(k) otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m) if required by the Securities Act, the rules promulgated thereunder, or the SEC, or in the discretion of the Company, obtain one or more comfort letters, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

(n) provide any legal opinions of Company counsel required by the Securities Act, the rules promulgated thereunder or the SEC, in accordance with such requirements;

(o) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), during normal business hours of Company at Company’s corporate office and without unreasonable disruption of Company’s business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the registration statement, non-confidential, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to make available for inspection, at such parties’ offices during their respective normal business hours and without unreasonable disruption of their business or unreasonable expense to Company and solely for the purpose of due diligence with respect to a registration statement covering Registrable Securities pursuant to this Agreement all information reasonably requested by any such Inspector in connection with such Registration Statement;

(p) subject to execution and delivery of mutually satisfactory confidentiality agreements, keep Holders’ Counsel advised as to the initiation and progress of any registration hereunder including, but not limited to, providing Holders’ Counsel with all correspondence with the SEC;

(q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(r) take all other steps reasonably necessary to affect the registration of the Registrable Securities contemplated hereby.

(s) Conditions Precedent to Company’s Obligations Pursuant to this Agreement. It shall be a condition precedent to the obligations of Company to take any action pursuant to this Agreement that each of the holders whose Registrable Securities are to be registered pursuant to this Agreement shall furnish such holder’s written agreement to be bound by the terms and conditions of this Agreement. By executing and delivering this Agreement, each holder represents and warrants that the information concerning, and representations and warranties by, such holder, including information concerning the securities of the Company held, beneficially or of record, by such holder, furnished to the Company pursuant to the Subscription Agreement and the Purchasers Questionnaire delivered pursuant thereto, are true and correct as if the same were represented and warranted on the date of any registration statement by the Company pursuant to this Agreement or any amendment thereto, and each holder covenants to promptly notify the Company in writing of any change in any such information, representation or warranty and to refrain from offering or disposing of any securities pursuant to any such registration statement until the Company has reflected such change in the registration statement. By executing and delivering this Agreement, each such holder further agrees to furnish any additional information as the Company may reasonably request in connection with any action to be taken by the Company pursuant to this Agreement, and to pay such holder’s expenses which are not required to be paid by the Company pursuant to this Agreement. If the Registrable Securities of a Purchaser are excluded from the Required Registration Statement due to such Purchaser’s violation of this Section 1.7(s), such Purchaser shall not be entitled to the rights set forth in Sections 1.2 or 1.4.

(t) Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, and fees and disbursements of counsel for the Company and all independent certified public accountants of the Company, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its Employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on The Nasdaq National Market, Nasdaq SmallCap Market or the OTC Bulletin Board trading system. The Company shall not pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the other expenses incurred by any holder of Registrable Securities, all of which fees and expenses shall be borne by such holder or holders including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any holder’s Registrable Securities, selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any holder; any other expenses incurred by or on behalf of such holder in connection with the offer and sale of such Holder’s Registrable Securities other than expenses which the Company is expressly obligated to pay pursuant to this Agreement. The Company shall pay all fees and disbursements of one legal counsel to the Holders in connection with the registration statement filed pursuant to this Agreement, which may be Holders’ Counsel.

1.8 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities and its general or limited partners, officers, directors, members, managers, employees, advisors, representatives, agents and Affiliates (collectively, the “Representatives”) from and against any loss, claim, damage, liability, attorney’s fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the “Losses”), joint or several, and any action in respect thereof to which such holder of Registrable Securities or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse each such holder of Registrable Securities and its Representatives for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to any such holder or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by any holder of Registrable Securities or its Representatives expressly for use therein or by failure of any holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. In no event, however, shall the Company be liable for indirect, incidental or consequential or special damages.

(b) In connection with any Registration Statement in which the holders of Registrable Securities are participating pursuant to this Agreement, the holders of Registrable Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the fullest extent permitted by law, each such holder of Registrable Securities will indemnify and hold harmless the Company and its Representatives from and against any Losses, severally but not jointly, and any action in respect thereof to which the Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during a suspension as set forth in Section 1.6(b) after written receipt of notice of such suspension, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder of Registrable Securities expressly for use therein or by failure of such holder of Registrable Securities to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same, and such holder of Registrable Securities will reimburse the Company and each Representative for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such holder of Registrable Securities has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company; provided, further, however, that the obligation to indemnify will be individual to each such holder of Registrable Securities and will be limited to the net amount of proceeds received by such holder of Registrable Securities from the sale of Registrable Securities pursuant to such Registration Statement. In no event, however, shall any Purchaser be liable for indirect, incidental or consequential or special damages.

(c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 1.8(a) or 1.8(b) (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party otherwise than under Section 1.8(a) or 1.8(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

(d) If the indemnification provided for in this Section 1.8 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holders of the Registrable Securities on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the holders of the Registrable Securities on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each holder of the Registrable Securities on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.8, no holder of the Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any Losses which such holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each holder’s obligations to contribute pursuant to this Section 1.8 is several in the proportion that the proceeds of the offering received by such holder of the Registrable Securities bears to the total proceeds of the offering received by all the holders of the Registrable Securities and not joint.

1.9 Participation in Underwritten Registrations.

(a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided, that each holder of Registrable Securities shall not be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

(b) Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.7(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 1.7(e) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in holder’s possession of such documents at the time of receipt of such notice. Furthermore, each holder agrees that if such holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the holder will use only the latest version of such prospectus provided by Company.

1.10 Removal of Legends. Following the conversion of the Series B Preferred Stock by an Purchaser, the Company agrees to (i) notify the Company’s transfer agent that the restrictions placed on the Purchaser’s certificates have been removed with respect to such Securities and (ii) take all other commercially reasonable actions necessary or required in connection with the removal of such limitations, including causing the transfer agent to issue a new certificate or certificates representing such Securities not bearing such a legend, provided, based on opinion of counsel for the Company, such restrictions may be removed under applicable securities laws.

2. Transfers of Certain Rights.

2.1 Transfer. The rights granted to the Purchaser under this Agreement are transferable to any permitted transferee of the applicable securities upon written notice of such transfer to the Company in accordance with the provisions of this Agreement provided, that any such transfer shall be subject to the provisions of Sections 2.2 and 2.3; and further provided, that nothing contained herein shall be deemed to permit an assignment, transfer or disposition of the Registrable Securities in violation of the terms and conditions of the Subscription Agreement or the other agreements and instruments in connection therewith, the Certificate of Designations of the Series B Preferred Stock, or applicable law.

2.2 Transferees. Any permitted transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were a Purchaser hereunder.

2.3 Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 2 may not again transfer such rights to any other person or entity, other than as provided in Sections 2.1 or 2.2 above.

3. Certain Definitions. The following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Closing Price” means, with respect to the Registrable Securities (a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board and a majority of the Purchasers shall determine in good faith the fair value of the Common Stock

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Employees” means any current, former, or retired employee, office consultant, advisor, independent contractor, agent, officer or director of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding five (5) on which the national securities exchanges are open for trading.

“Person” means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

“Registrable Securities” means, subject to the immediately following sentence, (i) shares of Common Stock issued or issuable upon the conversion of Series B Preferred Stock (including any additional shares of Series B Preferred Stock issued as dividends with respect to the Series B Preferred Stock), Common Stock payable as dividends on the Series B Preferred Stock, the Placement Agent Warrant Shares issued or issuable upon the exercise of the Placement Agent Warrants, and Common Stock issued or issuable upon the exercise of the Investor Warrants, and (ii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clause (i) including, without limitation, by way of dividend, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Common Stock constituting Registrable Securities, such shares of Common Stock will cease to be Registrable Securities when they (x) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (y) have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (z) are eligible for resale under Rule 144(k) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

“Registration Statement” means any registration statement of the Company filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

4. Miscellaneous.

4.1 Recapitalizations, Exchanges and Additional Issuances. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of Common Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

4.2 Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of a majority in interest of the Registrable Securities then in existence.

4.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.4 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or four business days after being mailed by registered or certified mail (postage prepaid for the most expeditious form of delivery, return receipt requested), to the parties at the following addresses (or to such other address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company, to:

iCurie, Inc.
1395 Brickell Avenue, Suite 800
Miami, Florida 33131
Attn: Michael Karpheden
Facsimile: 305-529-6201

With a copy to:

DLA Piper Rudnick Gray Cary US LLP
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Attn: Gregory Hayes, Esq.

If to the Purchaser, to:
The address or facsimile number of each Purchaser as recorded in the stockholders records of the Company.

4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules or provisions.

4.7 Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in New York, and each party waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

4.8 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

4.9 No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

4.10 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

4.11 Remedy for Breach. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the holders of the Registrable Securities would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the holders of the Registrable Securities shall be entitled, and notwithstanding any election by any holder of the Registrable Securities to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any holder of the Registrable Securities may have at law or in equity.

4.12 Successors and Assigns; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each subsequent holder of the Registrable Securities and their respective permitted successors and assigns and executors, administrators and heirs. Purchasers of the Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such holders.

4.13 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

COMPANY: iCURIE, INC. By:____________ Michael Karpheden Title: Chief Financial Officer
PLACEMENT AGENTS:

INDIGO SECURITIES, LLC

By: _____________________
Name: _____________________
Its: _____________________

BRIDGEHEAD GROUP LIMITED

By: _____________________
Name: _____________________
Its: _____________________

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Registration Rights Agreement to be duly executed as of the date and year first above written and to be bound hereby.

PURCHASER: By: _____________________ Name: _____________________ Title: _____________________

Schedule A-1

Purchasers

iCurie, Inc.
Series B Preferred Investors

Investor	Number of Shares
Invision Company Ltd.	$3,000,000

David & Arlene Gilmore	$15,000

Christopher D. Moody Revocable Trust	$2,912

Neil V. Moody Revocable Trust dated 2/9/95	$8,742

Michael L. Gruber	$1,748

Guido Brachetti	$10,000

Michel D. Canfield	$25,000

TOTAL:	$3,063,402

Schedule A-2

Placement Agent Warrants

these securities have not been registered with the united states securities and exchange commission or the securities commission of any state pursuant to an exemption from registration under regulation d promulgated under the securities act of 1933, as amended (the “act”). this warrant shall not constitute an offer to sell nor a solicitation of an offer to buy the securities in any jurisdiction in which such offer or solicitation would be unlawful. the securities are “restricted” and may not be resold or transferred except as permitted under the act pursuant to registration or exemption therefrom.

COMMON STOCK PURCHASE WARRANT

To Purchase Shares of Par Value Series B Preferred (“Preferred Stock”) of

No. W[] _________ Shares

iCURIE, INC.

THIS CERTIFIES that, for value received, ___________________, (the “Purchaser” or “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. New York City Time on the date that is five years after the date hereof (the “Termination Date”), but not thereafter, to subscribe for and purchase from iCurie, Inc., a Nevada corporation (the “Company”), _________ shares (such shares the “Warrant Shares”) of Series B Preferred stock, par value $0.001, of the Company (“Preferred Stock”), at an exercise price of $1.50 per share (the “Exercise Price”). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

5. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws. The term “Holder” shall refer to the Purchaser or any subsequent transferee of this Warrant.

6. Authorization of Shares. The Company covenants that all shares of Preferred Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

7. Exercise of Warrant.

7.1 The Holder may exercise this Warrant, in whole or in part, at any time and from time to time, by delivering (which may be by facsimile) to the offices of the Company or any transfer agent for the Preferred Stock on or prior to the Termination Date, this Warrant together with a Notice of Exercise in the form annexed hereto (“Notice of Exercise”) specifying the number of Warrant Shares with respect to which this Warrant is being exercised, together with payment in cash to the Company of the Exercise Price therefor.

7.2 In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by Holder and at its expense, shall within five (5) business days issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

7.3 Certificates for shares of Preferred Stock purchased hereunder shall be promptly delivered to the Holder hereof, but in no event more than five (5) business days after the date on which this Warrant shall have been exercised as aforesaid.

7.4 In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, and provided the Company is eligible to participate in the FAST program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Holder, by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to coordinate with DTC to accomplish this objective, provided the Company is eligible to utilize the services of DTC and is eligible to participate in the FAST program.

7.5 The term “Trading Day” means (i) if the Preferred Stock is not listed on the New York or American Stock Exchange but sale prices of the Preferred Stock are reported on Nasdaq National Market or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Preferred Stock are reported, (ii) if the Preferred Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (iii) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to nearest whole number of shares or pay the cash value of that fractional share, which cash value shall be calculated on the basis of the average closing price of the Preferred Stock during the five (5) Trading Days immediately preceding the date of exercise.

9. Charges, Taxes and Expenses. Issuance of certificates for shares of Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Preferred Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant Certificate to the Holder in connection with the Holder’s surrender of a Warrant Certificate upon the exercise of all or less than all of the Warrants evidenced thereby.

10. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

11. No Rights as Shareholder until Exercise. Subject to Section 12 of this Warrant and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

12. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company or its transfer agent as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the “Act”), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Warrant to the effect that the transaction is so exempt.

13. Loss, Theft, Destruction or Mutilation of Warrant; Exchange. The Company represents warrants and covenants that (a) upon receipt by the Company of evidence and/or indemnity reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate, without any charge therefor. This Warrant is exchangeable at any time for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same, or in such denominations as may be requested by the Holder following determination of the Exercise Price. No service charge will be made for such registration or transfer, exchange or reissuance.

14. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

15. Effect of Certain Events. If at any time while this Warrant or any portion thereof is outstanding and unexpired there shall be a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a “Sale or Merger Transaction”), the Holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12.

16. Adjustments of Exercise Price and Number of Warrant Shares; Blocker Provision. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 12.

16.1 Subdivisions, Combinations, Stock Dividends and other Issuances. If the Company shall, at any time while this Warrant is outstanding, (i) pay a stock dividend or otherwise make a distribution or distributions on Preferred Stock in shares of Preferred Stock, (ii) subdivide outstanding shares of Preferred Stock into a larger number of shares, or (iii) combine outstanding Preferred Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding before such event and the denominator of which shall be the number of shares of Preferred Stock outstanding after such event. Any adjustment made pursuant to this Section 12(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 12(a), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

16.2 Other Distributions. If at any time after the date hereof the Company distributes to holders of its Preferred Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Preferred Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Preferred Stock on the record date for the dividend or distribution minus the amount allocable to one share of Preferred Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. For purposes of this Warrant, “Fair Market Value” shall equal the average closing trading price of the Preferred Stock on the principal securities exchange or trading market on which the Preferred Stock is traded, listed or quoted (the “Principal Market”) for the 5 Trading Days preceding the date of determination or, if the Preferred Stock is not listed or admitted to trading on any Principal Market, and the average price cannot be determined as contemplated above, the Fair Market Value of the Preferred Stock shall be as reasonably determined in good faith by the Company’s Board of Directors and the Holder. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

16.3 Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

16.4 Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

16.5 Exercise Price Adjustment. In the event that subsequent to the date hereof, the Company issues or sells any Preferred Stock, any Convertible Securities (as defined below), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Preferred Stock or any such Convertible Securities (other than (i) shares of Preferred Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Board of Directors, (ii) shares of Preferred Stock issuable under options or warrants that are outstanding as of the date hereof, (iii) shares of Preferred Stock issued pursuant to a stock dividend, split or other similar transaction) (“Additional Preferred Stock”), and at an effective price per share of Preferred Stock which is less than $1.00 (subject to appropriate adjustments for stock splits, stock dividends, combinations, reclassifications and other similar transactions after the date hereof) per share (the “New Issuance Price”), then the Exercise Price shall be reduced, effective concurrently with such issuance or sale of such Additional Preferred Stock, to an amount determined by multiplying the Exercise Price then in effect by a fraction, (A) the numerator of which shall be the sum of (1) the number of shares of Preferred Stock (determined on a fully diluted basis) outstanding immediately prior to such issuance or sale, plus (2) the number of shares of Preferred Stock which the aggregate consideration received by the Company for such Additional Preferred Stock would purchase at a per share purchase price of $1.00 (subject to appropriate adjustments for stock splits, stock dividends, combinations, reclassifications and other similar transactions after the date hereof), and (B) the denominator of which shall be the number of shares of Preferred Stock (determined on a fully diluted basis) outstanding immediately after such issuance or sale.

For the purposes of the foregoing adjustments, in the case of the issuance of any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Preferred Stock (“Convertible Securities”), the maximum number of shares of Preferred Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Preferred Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Exercise Price shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Exercise Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

(f) Blocker Provision. Notwithstanding anything to the contrary contained herein, the number of shares of Preferred Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Preferred Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Preferred Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Notice of Exercise hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Notice of Exercise is permitted under this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company. This restriction may not be waived.

17. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

18. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the Holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth the computation of such adjustment and a brief statement of the facts requiring such adjustment.

19. Mandatory Redemption. Notwithstanding anything to the contrary provided herein, this Warrant may be redeemed by the Company for a payment of $0.001 per Warrant Share upon written notice to the Holder within thirty (30) days after the Common Stock has traded or is quoted on its Principal Market at a price per share equal to three (3) times the then current Exercise Price for twenty (20) consecutive Trading Days and such shares are traded at an average daily dollar volume of $250,000 (average share price times the average volume) during the same twenty (20) day trading period and the Common Stock for which the Warrant is exercisable is subject to an effective registration statement relating to the resale of such common stock at the time of the mandatory redemption.

20. Authorized Shares. The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any and all purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law, regulation, or rule of any applicable market or exchange.

21. Compliance with Securities Laws. (a) The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Without limiting the Purchaser’s right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Purchaser’s own account and not as a nominee for any other party, and that the Purchaser will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

22. Miscellaneous.

22.1 Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of New York in the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens or venue, to the bringing of any such proceeding in such jurisdiction. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

22.2 Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

22.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be to the addresses as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 16(c).

22.4 Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

22.5 Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

[Signature Page Follows]

Schedule B

Plan of Distribution

We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The common stock may be sold from time to time to purchasers:

•     directly by the selling stockholders; or

•     through broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The selling stockholders and any broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the common stock by the selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders were deemed to be an underwriter, the selling stockholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the common stock is sold through broker-dealers or agents, the selling stockholders will be responsible for agents’ commissions. The common stock may be sold in one or more transactions at:

•     fixed prices;

•     prevailing market prices at the time of sale;

•     prices related to the prevailing market prices;

•     varying prices determined at the time of sale; or

•     negotiated prices.

These sales may be effected in transactions:

•     on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the OTC Bulletin Board;

•     in the over-the-counter market;

•     in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•     through the writing of options, whether the options are listed on an options exchange or otherwise.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

In connection with the sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholders may also sell the common stock short and deliver the common stock to close out short positions, or loan or pledge the underlying common stock to broker-dealers that, in turn, may sell the common stock.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders. The selling stockholders may decide not to sell all or a portion of the common stock offered by it pursuant to this prospectus. In addition, any selling stockholder may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered pursuant to this prospectus will be the purchase price of such common stock less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, reject, in whole or part, any proposed purchase of common stock to be made directly or through its agents. We will not receive any of the proceeds from this offering.

Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “ICUR”.

The selling stockholders and any other persons participating in the distribution of the common stock will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability to engage in market-making activities with respect to the common stock.

If required with respect to a particular offering of the common stock, the name of the selling stockholders, the purchase price and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Under the Registration Rights Agreement entered into with the selling stockholders on December 16, 2005, we agreed to cause the registration statement of which this prospectus is a part to be declared effective by not more than six (6) months immediately following the effective date of the Company’s registration statement on Form SB-2, SEC File No. 333-127193. We are paying all registration expenses in connection with the registration statement of which this prospectus is a part, exclusive of all underwriting discounts and commissions and transfer taxes, if any, and documentary stamp taxes, if any, relating to the disposition of the selling stockholder’s shares. We are required to maintain the effectiveness of the registration statement for one (1) year and use our best efforts to maintain its effectiveness for two (2) years, or such earlier time as all of the shares of common stock to be offered pursuant to the registration statement have been sold.

We are permitted to prohibit offers and sales of securities pursuant to this prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and other material events, subject to certain limitations set forth in the Registration Rights Agreement. We also agreed to pay liquidated damages to the selling stockholders if the registration statement of which this prospectus is a part is not timely filed or made effective.

Under the Registration Rights Agreement, we and the selling stockholders have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.